Exhibit 10.1
TERREMARK WORLDWIDE, INC.

SUBSCRIPTION AGREEMENT
     This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”), is made and entered into as of the date set forth on the execution page below, by and between Terremark Worldwide, Inc. (the “Company”) and VMware Bermuda Limited (the “Investor”).
R E C I T A L S :
     The Company desires to sell and the Investor desires to buy shares (the “Common Shares”) of the Common Stock, par value $.001 of the Company (the “Common Stock”). Investor is a wholly-owned subsidiary of VMware, Inc. (“Parent”).
     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:
          1. Subscription and Payment. Subject to the terms and conditions herein set forth, the Investor hereby subscribes for and agrees to purchase (the “Stock Purchase”) four million (4,000,000) Common Shares for five dollars ($5.00) per share for an aggregate purchase price equal to Twenty Million Dollars ($20,000,000) (the “Purchase Price”).
          2. Closing. The Company and the Investor shall hold a closing of the Stock Purchase (the “Closing”) at any mutually agreeable date and time (the “Closing Date”), which date and time shall occur no later than 5:00 p.m., ET, on June 1, 2009 or such later date as is mutually agreed to by the parties. Any Closing shall take place at the offices of the Company or such other mutually agreeable location. At such Closing, (i) the Company shall deliver to the Investor an executed copy of (A) a certificate evidencing the number of Common Shares; (B) the opinion of Greenberg Traurig, P.A., the delivery of which is a condition to closing pursuant to Section 10(c); (C) the certificate to be delivered pursuant to Section 10(d); (D) the secretary’s certificate to be delivered pursuant to Section 10(e) and (E) such other certificates, instruments, opinions and documents as are otherwise set forth herein or contemplated hereby or reasonably requested by the Investor; and (ii) the Investor shall deliver to the Company an executed copy of (A) the certificate to be delivered pursuant to Section 11(d); (B) the secretary’s certificate to be delivered pursuant to Section 11(e) and (C) such certificates, instruments, opinions and documents as are set forth herein or contemplated hereby or reasonably requested by the Company, together with delivery of the Purchase Price described in Section 1 above by wire transfer to an account designated in writing by the Company no later than one (1) business day prior to the Closing, payable in immediately available funds.
          3. Representations and Warranties by Investor. The Investor hereby represents and warrants to the Company that:
          (a) The Investor is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) and as set forth and described in Exhibit A attached hereto;

          (b) The Investor has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company;
          (c) The Investor has received and read the Disclosure Documents (as defined in Section 4(a)) and has evaluated the risks of investing in the Company;
          (d) The Investor has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Stock Purchase, and has been given the opportunity to obtain additional information necessary to verify the accuracy of the information contained in the Disclosure Documents or such other information as it desired in order to evaluate its investment;
          (e) In making the decision to purchase the Common Shares herein subscribed for, the Investor has relied and will rely solely upon the Disclosure Documents, the representations, warranties, agreements, undertakings and acknowledgments of the Company in this Subscription Agreement, press releases issued by and reports filed by the Company with the Securities and Exchange Commission (the “Commission”), prior to the date hereof, but including the press release the Company intends to issue on May 26, 2009 disclosing certain financial information about the Company for the Company’s fiscal year ended March 31, 2009;
          (f) The Investor understands that an investment in the Common Shares involves certain risks and the Investor has taken full cognizance of and understands such risks, including, without limitation, those set forth in the Disclosure Documents;
          (g) The Investor understands that none of the Common Shares have been registered under the Securities Act, and agrees that none of the Common Shares may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and subject to the terms of this Subscription Agreement;
          (h) The Investor understands that no federal or state agency has made any finding or determination as to the fairness of the investment in, or any recommendation or endorsement of, the Common Shares;
          (i) The Common Shares herein subscribed for are being acquired by the Investor in good faith solely for the account of the Investor, for investment purposes and not with a view to subdivision, distribution or resale. The Investor will not sell or otherwise dispose of any Common Shares, unless:
          (i) the Investor shall have advised the Company in writing that it intends to dispose of the Common Shares as well as the manner in which the Investor intends to dispose of the Common Shares, and counsel reasonably acceptable to the Company shall have delivered to the Company an opinion reasonably acceptable to the Company and Company’s counsel that registration is not required under the Securities Act or under any applicable securities laws of any jurisdiction;

          (ii) a registration statement on an appropriate form under the Securities Act, or a post-effective amendment to such registration statement, covering the proposed sale or other disposition of such Common Shares shall be in effect under the Securities Act and such Common Shares or the proposed sale or other disposition thereof shall have been registered or qualified under applicable securities laws of any jurisdiction; or
          (iii) such sale or other disposition shall be to any of the Investor Parties (as defined in Section 8(a)); provided that, as a condition to such sale or other disposition, such Investor Party signs a joinder in form reasonably acceptable to the Company pursuant to the terms of which such Investor Party agrees to be bound by the terms of this Agreement and deemed the “Investor” hereunder for all purposes.
          (j) The Investor acknowledges and agrees that the certificates representing the Common Shares shall bear a legend in substantially the form appearing below (unless subsequently registered under the Securities Act):
“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT THAT HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON THE COMPANY FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAWS.”
          (k) The Investor represents and warrants that (i) the individual executing this Subscription Agreement has appropriate authority to act on behalf of the Investor and (ii) the Investor is not an Investment Company, as defined under the Investment Company Act of 1940, as amended. This Subscription Agreement has been duly executed and delivered by or on behalf of the Investor and (assuming the accuracy of the Company’s representations and warranties herein) constitutes the valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (l) The Investor understands that the Common Shares are being offered and sold hereby in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying on the foregoing representations, warranties, agreements, undertakings and acknowledgments in determining the availability of such exemptions and the Investor’s suitability as the purchaser of the Common Shares.
          (m) The Investor acknowledges the disclosure items set forth on Schedule 3(m) attached hereto.
          4. Representations and Warranties of the Company. The Company represents and warrants to the Investor that:
          (a) The Company has duly filed with the Commission all reports (individually a “Report” and collectively the “Reports”) required to be filed by it by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since March 31, 2008, including the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended March 31, 2008, as amended, the Company’s Quarterly Reports on Form 10-Q for the Company’s fiscal quarters ended June 30, 2008 and September 30, 2008, the Company’s proxy statement for its annual meeting of stockholders held on October 10, 2008 and the Company’s Current Reports on Form 8-K, dated each of July 18, 2008, November 4, 2008 and March 10, 2009, which filings are incorporated herein by reference. Such filings, and all other documents incorporated by reference in any Registration Statement (collectively, the “Disclosure Documents”), complied in all material respects with the Exchange Act. Each Disclosure Document did not, as of the date on which it was signed or issued, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, and in light of the circumstances under which they were made, not misleading. As of their respective filing dates, or such later date on which such reports were amended, the Reports complied in all material respects with the requirements of the Exchange Act. The financial statements included in the Reports (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present, in all material respects, the financial position of the Company at the dates thereof and the results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).
          (b) To the Company’s knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed on the Form 8-K filed pursuant to Section 6(e).

          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the nature of the properties owned or leased by it makes such qualification necessary for the conduct of its business as presently conducted except where the failure to be so qualified would not have a material adverse effect on the Company.
          (d) All of the Company’s outstanding shares of capital stock have been duly authorized, validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and are not issued in violation of or subject to any preemptive, co-sale or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $.001 per share, of which 60,135,202 shares were issued and outstanding as of the date hereof; and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share of which 312 shares of Series I Convertible Preferred Stock were issued and outstanding and were convertible into 1,041,333 shares of Common Stock as of the date hereof. The Company has options (the “Options”) and warrants (the “Warrants”) outstanding which are exercisable into an aggregate of 2,205,137 and 2,021,950 shares of Common Stock, respectively, and 9% Senior Convertible Notes due June 15, 2009 (the “9% Convertible Notes”), 6.625% Senior Convertible Notes due June 15, 2013 (the “6.625% Convertible Notes”) and 0.5% Senior Subordinated Convertible Notes due June 30, 2009 (the “0.5% Convertible Notes and, together with the 9% Convertible Notes and the 6.625% Convertible Notes, the “Convertible Notes”) which are convertible into 2,324,800, 4,575,200 and 491,400 shares of Common Stock, respectively. The terms of the Series I Convertible Preferred Stock, the Options, the Warrants and the Convertible Notes are set forth in the Company’s Reports, including the exhibits referenced therein, true and correct copies of which have been previously provided to the Investor. Except as set forth herein, as of the date of this Agreement (i) there are no outstanding options, warrants scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) the Company has no other shares of capital stock reserved for issuance except for 5,000,000 shares reserved for issuance pursuant to the Company’s 2005 Executive Incentive Compensation Plan, of which the shares of Common Stock underlying the Options form a part..
          (e) The Company has all requisite power and authority to issue, sell and deliver the Common Shares in accordance with and upon the terms and conditions set forth in this Subscription Agreement, and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Common Shares has been validly and sufficiently taken. The Common Shares have been duly authorized and, when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable.

          (f) Except as described in the Disclosure Documents or herein, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s Restated Certificate of Incorporation, as amended, or Bylaws, as amended, or any agreement or other instrument to which the Company is a party. The issuance of the Common Shares pursuant to this Subscription Agreement will not give rise to any preemptive rights or rights of first refusal, co-sale rights or any other similar rights on behalf of any person or result in the triggering of any anti-dilution or other similar rights. There are no securities or instruments containing anti-dilution provisions that are triggered by the Stock Purchase.
          (g) The Company has full right, power and authority to enter into this Subscription Agreement and this Subscription Agreement has been duly authorized, executed and delivered by the Company and no further consent or action is required by the Company, its Board of Directors, or its stockholders. Assuming the accuracy of the Investor’s representations and warranties herein, this Subscription Agreement constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).
          (h) The execution, delivery and performance by the Company of this Subscription Agreement and the other documents delivered by the Company pursuant hereto and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provisions of the Company’s Restated Certificate of Incorporation, as amended, or Bylaws, as amended, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or give any rights to receipt of any portion of the proceeds from the sale of the Common Shares pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including any federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or assets of the Company is bound or affected except in the case of clauses (ii) and (iii), such as would not be, individually or in the aggregate, materially adverse to the Company and its subsidiaries taken as a whole.

          (i) The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree (including any rule, regulation or listing standard of the NASDAQ Global Market) to which it may be subject and the Company has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Company.
          (j) Since December 31, 2008, except as set forth in the Disclosure Documents or in the Reports (as the same have been amended or supplemented from time to time), there has not been any change in the assets, liabilities, financial condition or operations of the Company reflected in the Financial Statements except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the Company and its subsidiaries taken as a whole.
          (k) Except as set forth in the Disclosure Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the operations, properties or financial condition of the Company and its subsidiaries taken as a whole or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein. Except for certain litigation with Strategic Growth International, Inc. described in the Company’s reports under “Legal Proceedings”, neither the Company nor its subsidiaries, nor any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.
          (l) Except as set forth herein, other than the filing with the Commission of a Form D and one or more Registration Statements in accordance with the requirements hereof and any other filings as may be required by any state securities agencies or the Nasdaq Stock Market, which may pursuant to such laws or rules be made after the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof or thereof.
          (m) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

          (n) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except as otherwise noted in the Disclosure Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
          (o) The Company and its subsidiaries have sufficient title and ownership of the Company Intellectual Property and sufficient license grants under third-party patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary to conduct its business as now conducted, and to the best of its knowledge, without any conflict with or infringement of the rights of others. The Company and its subsidiaries have not received any communications alleging that the Company or its subsidiaries have violated or, by conducting their business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of the Company’s rights in the Company Intellectual Property have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its subsidiaries of Intellectual Property Rights of others. For purposes hereof, “Company Intellectual Property” shall mean all patents, trademarks, servicemarks, tradenames, copyrights, trade secrets or other items of intellectual property, including any and all registrations and applications therefor, which are owned by the Company or its subsidiaries and all designs, methods, inventions and know-how related thereto, and all trademarks, tradenames, service marks and copyrights claimed or used by the Company or its subsidiaries which have not been registered.
          (p) The Company and its subsidiaries have taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to conduct their business.
          (q) The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from the Financial Industry Regulatory Authority (“FINRA”) or NASDAQ to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Global Market. The Company is in compliance in all material respects with all such listing and maintenance requirements. The issuance and sale of the Common Shares under this Subscription Agreement does not contravene the rules and regulations of the NASDAQ Global Market, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver the Common Shares to the Investor.

          (r) Except for minutes of meetings of the Board of Directors, the Audit Committee of the Board of Directors and the Compensation Committee of the Board of Directors all held on May 22, 2009, the corporate minute book of the Company and its subsidiaries, a copy of which was made available for inspection by the Investor, contains true and complete copies of the certificate of incorporation and other charters, bylaws, and copies of or, in the case of meetings held during this or the previous quarter, drafts in substantially final form of, the minutes of all meetings of directors, committees of the Board of Directors and stockholders and consent resolutions reflecting all actions taken by the directors or stockholders without a meeting, from the date of incorporation of each of the Company and such subsidiary to the date hereof.
          (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of the Common Shares.
          (t) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Common Shares.
          (u) There are no brokers or finders entitled to compensation in connection with the sale of the Common Shares.
          (v) The Company is eligible to register the Common Stock for resale with the Commission under Form S-3 promulgated under the Securities Act.
          5. Covenants of the Investor.
          (a) Except as required by law, the Investor agrees to keep confidential all material non-public information received regarding the Company in connection with this Stock Purchase.
          (b) The Investor covenants with the Company that at all times during which it holds any of the Common Shares, it shall materially comply with all applicable federal and state securities laws, the rules and regulations of the NASDAQ Global Market, or any other market or exchange on which the Company’s securities are traded, and any applicable state law relating to the governance of corporations, pertaining to the amount of equity ownership of the Company that the Investor may beneficially own, the aggregate voting rights the Investor may have in respect to all other stockholders of the Company, and the effective change in control of the Company.
          (c) The Investor will not engage in any activity that would jeopardize the status of the Stock Purchase as an exempt transaction under the Securities Act or under the laws of any state in which the Stock Purchase is made.
          (d) The Investor acknowledges that the representations, warranties, agreements, undertakings and acknowledgments are made by the Investor with the intent that they be relied upon by the Company in determining whether to issue the Common Shares.

          6. Covenants of the Company. The Company covenants with the Investor that:
          (a) The Company will apply the net proceeds from the sale of the Common Shares for research and development efforts, capital expenditures to build-out its existing facilities, and general corporate purposes and working capital.
          (b) The Company will, so long as the Investor shall be the holder of any Common Shares, furnish to the Investor, as soon as practicable, but no later than as required to be in compliance with the Commission, after the end of each fiscal year, an annual report with respect to such year (including financial statements audited by independent public accountants) and, as soon as practicable, but no later than as required to be in compliance with the Commission, after the end of each quarterly period (other than the last quarterly period) of each fiscal year, a statement (which need not be audited) of the results of operations of the Company for such period, and, to the extent not otherwise furnished, promptly upon the filing thereof, (i) copies of all reports filed by the Company with the Commission pursuant to the Exchange Act and (ii) any report or document distributed by the Company to its stockholders generally. The parties acknowledge and agree that the filing of such reports on the Commissions Electronic Data Gathering, Analysis Retrieval system shall satisfy the obligations set forth herein.
          (c) Neither the Company nor any of its officers, directors or employees will engage in any activity that would jeopardize the status of the sale of the Common Shares as an exempt transaction under the Securities Act or under the laws of any state in which the offering is made.
          (d) The Company acknowledges that the representations, warranties, agreements, undertakings and acknowledgments are made by the Company with the intent that they be relied upon by the Investor in determining whether to subscribe for the Common Shares.
          (e) Except as required by law, the Company shall not issue any press release or file any Report with the Commission discussing any relationship between the Company and an Investor Party (as defined in Section 8(a)) without the prior approval of the Investor, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Company shall be permitted to issue such press releases or file such Reports with the Commission without obtaining the consent of the Investor if such press release or Report is required by law or the applicable rules or regulations of the NASDAQ Global Market or such Report contains disclosure which has been previously approved by Investor for publication in connection with a previous press release or Report. No later than the trading day immediately following the date hereof, the Company shall issue a press release disclosing the transactions contemplated by this Subscription Agreement. No later than the fourth trading day following the date hereof, the Company will file a Current Report on Form 8-K describing the transactions contemplated by this Subscription Agreement and attaching the press release described in the foregoing sentence. Nothing set forth herein shall preclude the Company from referencing Investor as a purchaser of the Common Shares during conference calls with brokerage firm analysts, as part of investor presentations or in similar forum so long as the substance of such discussions is consistent with the disclosure set forth in such previously-approved press releases or Reports.

          7. Registration and Listing of Shares. The Company hereby agrees with the holder that:
          (a) (i)The Company shall file or cause to be filed, no later than thirty (30) days after the Closing of the Stock Purchase (the “Filing Deadline”), a registration statement under the Securities Act (a “Registration Statement”), to permit the resale by a holder thereof of the Common Shares, together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing (the “Registrable Securities”). In the event that the Company is unable to file such Registration Statement by the Filing Deadline due to a hardship, the Company shall have two consecutive opportunities to request consent by Investor to grant a five (5) business day extension, each of which will not be unreasonably withheld by the Investor.
          (ii) The Company shall use its commercially reasonable efforts to cause the Registration Statement referred to in clause (i) above to be declared effective by the Commission as soon as reasonably practicable and shall cause such Registration Statement to remain effective until such time as all Registrable Securities have been sold or are otherwise freely tradable without registration under the Securities Act (the “Expiration Date”).
          (b) In connection with the foregoing, the Company will:
          (i) Prepare and file with the Commission a Registration Statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective.
          (ii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Registrable Securities whenever the holder of such securities shall desire to sell the same.
          (iii) Furnish to the holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the holder may reasonably request in order to facilitate the sale of the Registrable Securities owned by the holder.

          (iv) Register or qualify the Registrable Securities under applicable blue sky laws, and do such other reasonable acts and things as may be required in jurisdictions to which such blue sky laws apply; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction.
          (v) Furnish at the request of the holder, on the date that the Registration Statement with respect to the Registrable Securities becomes effective, an opinion, dated as of such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the Investor stating that such Registration Statement has become effective under the Securities Act and that, to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.
          (vi) Use reasonable best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Investor of the issuance of such order and the resolution thereof.
          (vii) Furnish to the Investor, two trading days after the date that any Registration Statement becomes effective after a stop order has been lifted, a letter, dated such date, of outside counsel representing the Company, addressed to the Investor, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order.
          (viii) Provide to the Investor and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Investor may reasonably request in order to fulfill any due diligence obligation on its part; provided that in the case of this clause (viii), the Company shall not be required to provide, and shall not provide, the Investor with material, non-public information unless the Investor agrees to receive such information and enters into an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.
          (c) In addition to the Company’s obligations under Section 15 hereof, all of the expenses incurred in complying with the foregoing, including, without limitation, all registration and filing fees (including all expenses incident to filing with the FINRA), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws or any jurisdictions shall be paid by the Company.

          (d) The Company shall also cause such Common Shares to be listed on the NASDAQ Global Market or such other principal national securities exchange on which the shares of Common Stock are then listed.
          (e) The Investor shall furnish to the Company such information regarding itself, the Common Shares held by it and the intended method of disposition of the Common Shares held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Investor shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.
          (f) The Company shall furnish to the Investor, not less than three days prior to the filing of a Registration Statement or any related prospectus or amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), copies of all such documents proposed to be filed, which documents will be subject to the review of the Investor. The Company shall reflect in each such document when so filed with the Commission such comments relating to the Investor and its plan of distribution of the Registrable Securities as the Investor may reasonable propose.
          (g) (i) Each document filed or to be filed with the Commission pursuant to the Exchange Act and incorporated by reference in any Registration Statement complied or will comply when so filed in all material respects with the Exchange Act, (ii) each part of each Registration Statement, when such part shall become effective, will not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) each Registration Statement and prospectus, as may be amended or supplemented, will comply in all material respects with the Securities Act, and (v) each prospectus, as may be amended or supplemented, will not, at the time of each sale of the Common Shares by the Investor, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph will not apply to statements or omissions in any Registration Statement or prospectus based upon information relating to the Investor furnished to the Company in writing by the Investor expressly for use therein.
          (h) If the Company, at any time prior to the effectiveness of the Registration Statement, proposes to register any Common Stock under the Securities Act whether or not for sale for its own account, and the registration form to be used may be used for the registration of the Registrable Securities, it will give prompt written notice to the Investor of the Company’s intention to effect such a registration and include in such registration all Registrable Securities with respect to which the Company has received written notice from the Investor for inclusion therein within 10 days after the date of the Company’s notice; provided, however, that if any such registration shall be in connection with an underwritten public offering, and if the managing underwriters shall advise the Company in writing that in their good faith reasonable opinion marketing considerations require the exclusion of the Registrable Securities, then the Company shall not be obligated to comply with the requirements of this Section 7(h).

          8. Right of First Refusal.
          (a) Subject to the terms and conditions specified in this Section 8, for the eighteen (18) month period following the Closing Date (the “Right of First Refusal Period”), the Company hereby grants the Investor Parties (as defined herein) a right of first refusal with respect to future sales by the Company of its Equity (as defined below). As used herein, the term “Investor Parties” shall mean Investor and its affiliates, which shall consist solely of (i) Parent, (ii) any wholly-owned subsidiary of Parent, and (iii) any parent company of Parent which beneficially owns in excess of fifty percent (50%) of the voting power of Parent’s common equity but, except for purposes of Section 8(c) hereof, shall exclude any competitor of the Company (but all other entities described in clauses (i) — (iii) in the foregoing sentence would remain Investor Parties notwithstanding the presence of such excluded competitor). The Investor shall be entitled to apportion or assign the right of first refusal hereby granted it among itself and the other Investor Parties in such proportions as the Investor deems appropriate. In the event of any such assignment, the recipient shall be given full rights of the Investor hereunder, and shall be deemed to hold all Common Shares held by the Investor for purposes of all calculations hereunder. Each time during the Right of First Refusal Period that the Company proposes to offer for cash any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Equity”) the Company shall first make an offering of such Equity to the Investor in accordance with the following provisions.
          (b) The Company shall deliver a notice in accordance with Section 13 (the “Notice”) to the Investor stating (i) its bona fide intention to offer such Equity, (ii) the person(s) to whom the Equity is being offered (the “Offeree”), (iii) the amount of such Equity to be offered, and (iv) the price and terms upon which it proposes to offer such Equity.
          (c) (i) In the event the Offeree is a competitor of any of the Investor Parties at the time of receipt of the Notice (a “Competitor”), by written notification received by the Company within ten (10) business days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, the entire Equity offering (in which case the Offeree would not be entitled to purchase any Equity) or some portion of the Equity offering (in which case the Offeree would be entitled to purchase no more than the remainder of the Equity offering); and (ii) in the event the Offeree is not a Competitor, by written notification received by the Company within ten (10) business days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice such additional Equity up to an amount that enables the Investor to have a Pro Rata Interest immediately after consummation of the sale to the Offeree described in the Notice that equals the Investor’s Initial Pro Rata Interest. For purposes of this Section 8, “Pro Rata Interest” shall mean the proportion that the number of shares of Common Stock beneficially owned by the Investor (including the Investor’s Parties) bears at the time of determination to the total number of shares of Common Stock outstanding at such time (assuming full conversion and exercise of all convertible and exercisable securities outstanding at such time); provided, however, that to the extent the Company issues Equity which provides for supervoting rights, for purposes of determining compliance with this Section 8(c), the Investor’s Pro Rata Interest shall be calculated based upon the Pro Rata Interest of voting power represented by the Equity used in such calculations. For purposes of this Section 8, “Initial Pro Rata Interest” shall mean the Investor’s Pro Rata Interest immediately after consummation of the Stock Purchase.

          (d) If the Investor elects not to exercise the rights to which it is entitled pursuant to Section 8(c), the Company may, during the sixty (60) day period following the expiration of the period provided in Section 8(c) hereof, offer the remaining unsubscribed portion of such Equity at a price not less than, and upon terms no more favorable than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Equity within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity shall not be offered unless first reoffered to the Investor in accordance herewith.
          (e) The right of first refusal in this Section 8 shall not be applicable to (i) shares of Common Stock issued, or shares of Common Stock issued or issuable upon exercise of options, to employees, directors, consultants and other service providers to the Company for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors; (ii) shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof; (iii) shares of Common Stock issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Company’s Board of Directors; or (iv) shares of Common Stock issued in connection with an underwritten public or registered direct offering so long as (A) in the case of a registered direct offering unless Investor gives its prior written consent otherwise, the Company and the placement agent marketing such offering shall exclude Competitors from participation and (B) in the case of either an underwritten public offering or a registered direct offering, the Company and the underwriters marketing such offering shall approach the Investor and present it with a ten (10) business day period to elect to participate therein and shall not limit the amount of participation by Investor solely to allow for the participation of other investors except to the extent Investor’s allowed level of participation would result in Investor’s Pro Rata Interest immediately after consummation of such offering exceeding Investor’s Initial Pro Rata Interest. Nothing set forth herein shall obligate the Company to increase the size of an offering described in this Section 8(e)(iv) beyond that amount which is determined to be in the best interests of the Company’s stockholders by the Company’s board of directors.

          9. Indemnification.
          (a) In the event of any offer by Registration Statement with respect to any Common Shares pursuant to the provisions hereof, the Company agrees to indemnify and hold harmless the Investor, each underwriter, if any, of such Common Shares, and each other person, if any, who controls such Investor or any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Registrable Securities were registered and offered under the Securities Act or any prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Investor, each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Investor, such underwriter or controlling person in connection with the investigation or defense of any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Investor, such underwriter or such controlling person, specifically for use in preparation thereof, provided further, that the Company shall not file any such Registration Statement or prospectus containing information relating to such Investor without providing the Investor with an opportunity to review and, to the extent incorrect, correct such information.
          (b) In the event of any offer by a post-effective amendment or other Registration Statement with respect to any Common Shares pursuant to the provisions hereof, and to the extent permitted by applicable law, the Investor and each other person, if any, who controls the Investor within the meaning of the Securities Act, agrees to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages or liabilities, joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such post-effective amendment or other Registration Statement under which such Common Shares were offered or any prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon, and in conformity with, written information furnished to the Company by such Investor or such controlling person specifically for use in connection with the preparation thereof (provided that the Company shall have afforded the Investor with an opportunity to review, and to the extent incorrect, correct such information prior to the filing thereof), and to reimburse the Company, each such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating, or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing or anything to the contrary contained herein, the Investor will not be liable for any losses, claims, damages or liabilities in excess of the net amount received by the Investor from the sale of the Common Shares.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or the assertion of a claim that may be subject to indemnification hereunder, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party, will give written notice to such indemnifying party of the commencement or assertion thereof. Indemnification provided for under this Section 9 shall not be available to the indemnified party if it shall fail to give such notice to the indemnifying party (if the indemnifying party was not aware of the action) to the extent the indemnifying party was materially prejudiced by failure to receive such notice, but the omission to give such notice shall not relieve the indemnifying party from any liability it otherwise may have to the indemnified party. In case any such action is brought or such assertion is made against any indemnified party, and it notifies any indemnifying party of such commencement or assertion, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation, unless the representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.
          (d) Except as otherwise required by law, the parties hereto agree to treat any indemnification payments made pursuant to this Section 8 as an adjustment to the purchase price for income tax purposes.
          10. Conditions to Obligations of Investor. The obligation of the Investor to purchase the Common Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Investor.
          (a) Representation and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made on the date hereof, and shall be true and correct, in all material respects, on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct, in all material respects, as of such date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it under this Agreement on or prior to the Closing Date.

          (b) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary for consummation of the transactions contemplated by this Agreement.
          (c) Legal Opinion. The Investor shall have received an opinion of Greenberg Traurig, P.A., counsel to the Company, in a customary form reasonably acceptable to the Investor.
          (d) Officer Certificate. The Investor shall have received a certificate signed by the Company’s Chief Financial Officer to the effect that the conditions set forth in Sections 11(a) and (b) have been satisfied.
          (e) Secretary Certificate. The Investor shall have received a certificate signed by the Company’s Secretary to the effect that (i) no action has been taken by the Company to further amend, modify or repeal the Company’s Restated Certificate of Incorporation, the same being in full force and effect in the form referenced in the Exhibit Index to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and (ii) a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on May 22, 2009 approving the transactions contemplated herein is attached thereto and such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date of such certificate and are in full force and effect.
          11. Conditions to Obligation of the Company. The obligation of the Company to sell and issue the Common Shares to each Investor at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company.
          (a) Representation and Warranties Correct. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made on the date hereof, and shall be true and correct, in all material respects, on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct, in all material respects, as of such date.
          (b) Consents and Waivers. The Investor shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary for consummation of the transactions contemplated by this Agreement.
          (c) Payment in Full. The Company shall have received and accepted from the Investor an executed Agreement to purchase the Common Shares and the aggregate Purchase Price.

          (d) Officer Certificate. The Company shall have received a certificate signed by the a duly authorized officer of the to the effect that the conditions set forth in Sections 10(a) and (b) have been satisfied.
          (e) Secretary Certificate. The Company shall have received a certificate signed by the Secretary of each of the Investor and Parent to the effect that a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of each of the Investor and Parent at a meeting of each such Board approving the transactions contemplated herein is attached thereto and such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date of such certificate and are in full force and effect.
          12. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it ceases to be required to file such reports, it will, upon the request of the Investor, make publicly available other information that fulfills the information requirements set forth in Rule 144 (c)(1)), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Investor, the Company will deliver to it a written statement as to whether the Company has complied with such information disclosure and other requirements.
          13. Notices.
          (a) Any notice required to be given or delivered to the Investor shall be sent to the Investor’s address shown on the signature page hereof, with a copy to:

O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025-7019 Attention: Timothy Curry Fax: (650) 473-2601
          (b) Any notice required to be given or delivered to the Company shall be sent to:

Terremark Worldwide, Inc. 2 South Biscayne Boulevard Suite 2800 Miami, Florida 33131 Attention: Chief Legal Officer Fax: (305) 250-4244

With copy to: Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131 Attention: Jaret L. Davis, Esq. Fax: (305) 961-5676
          (c) All notices hereunder shall be in writing and shall be deemed to have been given (i) when delivered personally, (ii) when received via confirmed facsimile or electronic mail if on a business day during customary business hours (otherwise, on the next business day), (iii) three (3) days after being deposited in the United States mail, registered, postage prepaid, or (iv) the next business day after being delivered to a nationally recognized overnight courier.
          14. Survival of Representations and Warranties; Indemnity. Unless otherwise noted herein, all representations and warranties hereunder shall survive for a period equal to twelve (12) months after execution of this Subscription Agreement and delivery of the Common Shares. All covenants and agreements shall survive until performed. The Company shall indemnify, defend and hold harmless the Investor and each of its agents, partners, members, officers, directors, representatives, or affiliates (collectively, the “Investor Indemnitees”) against any and all losses, liabilities, claims and expenses, including reasonable attorneys’ fees (“Losses”), sustained by Investor Indemnities resulting from, arising out of, or connected with any material inaccuracy in, material breach of, or nonfulfillment in any material way of any representation, warranty, covenant or agreement made by or other obligation of the Company contained in this Agreement or in any document delivered in connection herewith; provided that the amount of such Losses indemnified hereunder shall not exceed the Purchase Price. The Investor shall indemnify, defend and hold harmless the Company and each of its agents, partners, members, officers, directors, representatives, or affiliates (collectively, the “Company Indemnitees”) against any and all Losses, sustained by the Company Indemnities resulting from, arising out of, or connected with any material inaccuracy in, material breach of, or nonfulfillment in any material way of any representation, warranty, covenant or agreement made by or other obligation of the Investor contained in this Agreement or in any document delivered in connection herewith. Except as otherwise required by law, the parties hereto agree to treat any indemnification payments made pursuant to this Section 14 as an adjustment to the purchase price for income tax purposes.
          15. Expenses. The Company will pay all expenses incurred in connection with the transactions contemplated by this Subscription Agreement, including, but not limited to, reasonable legal fees of counsel to Investor in connection with the Stock Purchase. Notwithstanding the foregoing, the Company’s obligation to pay legal fees hereunder shall be capped at $20,000.
          16. Governing Law. This Subscription Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that State.

     IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement for the below described Common Shares on the dates set forth below:

The terms of the foregoing including the subscription described therein are agreed to and accepted on this 25th day of May, 2009:

COMPANY: Terremark Worldwide, Inc.
By:	/s/ Jose Segrera
	Print Name:	Jose Segrera
	Title:	Chief Financial Officer and EVP
	Address:	Terremark Worldwide, Inc. 2 South Biscayne Boulevard Suite 2800 Miami, Florida 33131

The terms of the foregoing including the subscription described therein are agreed to on this 25th day of May, 2009:

INVESTOR: VMware Bermuda Limited
By:	/s/ Ismail Azeri
	Print Name:	Ismail Azeri
	Title:	Director — Corporate Development
	Address:	c/o VMware, Inc. 3401 Hillview Ave Palo Alto, CA 94304 USA Attention: Fax:

EXHIBIT A
ACCREDITED INVESTOR
I am an accredited investor because I am:
(1)	Either (a) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity, (b) any broker or dealer registered pursuant to Section 15 of the Common Shares Exchange Act of 1934; (c) an insurance company as defined in Section 2(13) of the Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act, (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or 301(d) of the Small Business Investment Act of 1958, (f) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors, or (g) an employee benefit plan established and maintained by a state government and their political subdivisions and agencies if the employee benefit plan has assets in excess of $5,000,000;

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(3)	Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (“Code”), a corporation, Massachusetts or similar business trust, or a partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	A natural person whose individual net worth, or joint net worth with spouse, exceeds $1,000,000 at the time of purchase;

(5)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects reaching the same income level in the current year;

(6)	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation 230.506 (b)(2)(ii); or

(7)	An entity in which each of the equity owners of such entity certifies that he meets the qualifications set forth in either (1), (2), (3), (4), (5) or (6) above.